===================================================================




                                   PRINCIPLED
                                     EQUITY
                                     MARKET
                                      FUND



      ===================================================================



                               INVESTMENT ADVISER
                             F.L. Putnam Investment
                               Management Company
                               20 William Street
                         Wellesley, Massachusetts 02481




                                  ANNUAL REPORT
                                DECEMBER 31, 2006


      ===================================================================

                        PRINCIPLED EQUITY MARKET FUND

     The investment objective of the Fund is long-term capital appreciation. The Fund invests principally in equity securities that the Fund's management believes will contribute to the achievement of the Fund's objective and that do not possess characteristics (i.e., products, services, geographical areas of operation or other similar nonfinancial aspects) that management believes are unacceptable to substantial constituencies of investors concerned with the ethical and/or social justice characteristics of their investments. For the information of investors, the Fund will compare its investment results to those of the Standard and Poor's Corporation 500 Stock Index and other major market indices which the Fund considers appropriate as a benchmark for its returns.


  Comparison of the Change in Value of a $10,000 Investment in the Principled Equity Market Fund, the Standard & Poors 500 Index and the Wilshire 5000 Index


                              GRAPHIC PLOT POINTS

DATE                    TRUST VALUE      S&P500 VALUE       WILSHIRE 5000 VALUE
DECEMBER 31, 1996       $10,000.00       $10,000.00         $10,000.00
DECEMBER 31, 1997       $13,100.47       $13,336.28         $13,129.82
DECEMBER 31, 1998       $16,797.54       $17,147.65         $16,204.95
DECEMBER 31, 1999       $20,351.76       $20,755.72         $20,024.21
DECEMBER 31, 2000       $19,587.54       $19,329.84         $18,279.67
DECEMBER 31, 2001       $16,553.51       $17,032.28         $16,274.42
DECEMBER 31, 2002       $13,408.95       $13,268.10         $12,879.82
DECEMBER 31, 2003       $16,961.30       $17,073.95         $16,954.63
DECEMBER 31, 2004       $18,702.55       $18,931.96         $19,069.65
DECEMBER 31, 2005       $19,491.77       $19,861.75         $20,302.84
DECEMBER 31, 2006       $21,918.98       $22,998.93         $23,525.67

Initial subscription for shares received on December 20, 1996

The results shown above should not be considered predictive of future returns.


         ------------------------------------------------------------------
                          Principled Equity Market Fund
                           Average Annual Total Return
         ------------------------------------------------------------------

           1 Year           3 Year            5 Year        From Inception
         ------------------------------------------------------------------

           12.89%           8.92%            5.78%          8.16%
         ------------------------------------------------------------------

         The chart and graph shown above do not reflect the deduction of taxes a shareholder might pay on distributions or redemptions. The results shown above should not be considered predictive of future returns.
         ------------------------------------------------------------------

                        PRINCIPLED EQUITY MARKET FUND

To the Shareholders of the Principled Equity Market Trust:

The investment objective of the Trust is long-term capital appreciation. The Trust attempts to replicate, over the long term, the total return provided by the domestic equity markets without purchasing investments that possess characteristics (i.e., products, services, geographical areas of operation or other similar nonfinancial aspects) that management believes are unacceptable to substantial constituencies of investors concerned with the ethical and/or social justice characteristics of their investments.

As noted in the comments and statistics (unaudited) presented by William G. Zink of PanAgora, the Trust's Subadviser which is responsible for managing the Trust's portfolio, during 2006 the Trust's portfolio recorded a net return after expenses (subject to audit) of 12.89%, lower than the 15.79% recorded by the Standard & Poors 500 Stock Index, an unmanaged domestic equity securities index which incurs no expenses. However, since inception the Trust's return has very closely approximated that of the Standard and Poors 500 (within a margin smaller than the Trust's operating expenses) seemingly achieving the Trust's objective.

Audited returns, net of expenses, are found elsewhere within the report.

Excerpted edited comments from PanAgora's portfolio manager follow below:

"2006 was a difficult year for socially responsible investing with all of the KLD socially responsible indexes posting returns that lagged their unencumbered opponents. In our fund, underexposure to the energy sector contributed most to the underperformance with restrictions on Exxon Mobil and Chevron explaining most of the deficit. The consumer discretionary sector also lagged for the year with most of the underperformance explained by underweighting in Comcast and overweighting in Home Depot and Autonation.

Given the companies in the S&P 500 that we may not own, our analysis shows that the Trust's performance, in any one year, should fall within plus or minus 1.50% to 2.5% of the benchmark results.

We remain confident that our process of matching the characteristics of our fund to the characteristics of the S&P 500 Index will result in the Trust's investment results matching the investment results of the benchmark over time. In general our objective is to manage the Trust so that its characteristics such as earnings to price, book to price, dividend yield, EPS growth rate, debt to equity and market capitalization match the S&P 500 characteristics."


Please do not hesitate to contact us if you have any questions or comments concerning your investment in the Trust.

Sincerely,

David W.C. Putnam
President and Trustee

                          PRINCIPLED EQUITY MARKET FUND


                       STATEMENT OF ASSETS AND LIABILITIES
                                DECEMBER 31, 2006


Assets:
Investments at quoted market value (cost $23,270,177;
 see Schedule of Investments, Notes 1, 2, & 6).................    $38,048,471
Cash  .........................................................        130,022
Dividends and interest receivable..............................         50,065
                                                                   -----------
     Total assets..............................................     38,228,558
                                                                   -----------

Liabilities:
Accrued expenses and other liabilities (Notes 3 & 4)...........         79,867
Dividend payable...............................................         69,751
                                                                   -----------
     Total liabilities.........................................        149,618
                                                                   -----------

Net Assets:
Capital stock (2,750,000 shares authorized at no par value,
 amount paid in on 2,149,791 shares outstanding) (Note 1)......     24,549,572
Accumulated undistributed net investment income (Note 1).......         15,015
Accumulated realized gain from security transactions (Note 1)..     (1,263,942)
Net unrealized appreciation in value of investments (Note 2)...     14,778,295
                                                                   -----------
     Net assets (equivalent to $17.71 per share, based on
      2,149,791 capital shares outstanding)....................    $38,078,940
                                                                   ===========



   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             STATEMENT OF OPERATIONS
                                DECEMBER 31, 2006


Income:
 Dividends.....................................................    $   635,839
 Interest......................................................          7,905
                                                                   -----------
     Total income..............................................        643,744
                                                                   -----------

Expenses:
 Management fees, net (Note 3).................................         89,070
 Legal fees....................................................         35,500
 Insurance expense.............................................         34,646
 Administration fees (Note 4)..................................         28,000
 Trustees' fees and expenses...................................         25,500
  Audit and accounting fees....................................         17,415
 Transfer fees (Note 4)........................................         12,000
 Custodian fees................................................          8,500
 Other expenses................................................         20,725
                                                                   -----------
     Total expenses............................................        271,356
                                                                   -----------

Net investment income..........................................        372,388
                                                                   -----------

Realized and unrealized gain (loss) on investments:
  Realized gain on investments-net.............................        364,283
  Increase in net unrealized appreciation in investments.......      3,630,362
                                                                   -----------
     Net gain on investments...................................      3,994,645
                                                                   -----------

Net increase in net assets resulting from operations...........    $ 4,367,033
                                                                   ===========


   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                       STATEMENTS OF CHANGES IN NET ASSETS



                                                   Year Ended      Year Ended
                                                   December 31,    December 31,
                                                   2006            2005
                                                   --------------  -----------
From operations:
 Net investment income...........................  $   372,388     $   321,646
 Realized gain on investments, net...............      364,283         296,682
  Realized gain from disposal of investments in
   violation of SRI investment guidelines, net...           --          75,683
 Increase in net unrealized
  appreciation in investments....................    3,630,362         573,844
                                                   --------------  -----------
     Net increase in net assets resulting
      from operations............................    4,367,033       1,267,855
                                                   --------------  -----------
Distributions to shareholders:
 From net investment income
 ($0.17 and $0.15 per share in 2006 and 2005)....     (366,141)       (324,779)
 From net realized gain on investments...........           --              --
                                                   --------------  -----------
     Total distributions to shareholders.........     (366,141)       (324,779)
                                                   --------------  -----------

From capital share transactions:
                              Number of Shares
                              2006        2005
                            ---------- -------
 Proceeds from sale of
  shares..................      --        1,322             --          20,025
 Shares issued to share-
  holders in distributions
  reinvested..............     9,867     15,541        174,655         250,052
 Cost of shares redeemed..   (25,869)   (10,449)      (410,704)       (151,816)
                            ---------- ---------    -------------  -----------
 (Decrease) increase in net
  assets resulting from capital
  share transactions......   (16,002)     6,414       (236,049)        118,261
                            ========== ==========   -------------  -----------

Net increase in net assets.......................    3,764,843       1,061,337
Net assets:
  Beginning of period............................   34,314,097      33,252,760
                                                    -------------  ------------
  End of period (including undistributed
     net investment income of $15,015 and
     $8,768,respectively)......................... $38,078,940     $34,314,097
                                                   ==============  ===========




   The accompanying notes are an integral part of these financial statements.

                          Year       Year       Year       Year       Year
                          Ended      Ended      Ended      Ended      Ended
                          December   December   December   December   December
                          31, 2006   31,2005    31,2004    31,2003    31,2002

Investment income ......   $0.30     $ 0.27     $ 0.31     $ 0.21     $ 0.20
Expenses, net...........    0.13       0.12       0.11       0.10       0.10
                         ---------------------------------------------------
Net investment income ..    0.17       0.15       0.20       0.11       0.10
Net realized and
 unrealized gain
 (loss) on investments..    1.87       0.41       1.25       2.87      (2.77)
Gain from disposal of
 investments in
 violation of SRI
 investment
 guidelines-net.........     --        0.03        --         --         --
Distributions to
shareholders:
  From net investment
  income................    0.17       0.15       0.19       0.11       0.10
From net realized gain
 on investments.........    0.00       0.00       0.00       0.00       0.00
                         ----------------------------------------------------
Net increase (decrease)
 in net asset
 value..................    1.87       0.44       1.26       2.87      (2.77)
Net asset value:
  Beginning of period...   15.84      15.40      14.14      11.27      14.04
                         ----------------------------------------------------
  End of period.........  $17.71     $15.84     $15.40     $14.14     $11.27
                         ====================================================

Total Return (A)........   12.89%      3.82%     10.27%     26.49%    (19.00%)
Ratio of expenses
 to average net assets..    0.76%      0.79%     0.78%      0.79%       0.72%
Ratio of net investment
income to average
net assets..............    1.05%      0.97%     1.32%      0.92%       0.85%
Portfolio turnover......    0.05       0.04      0.08       0.25        0.02
Average commission rate
paid....................    0.0197     0.0295    0.0498     0.0256      0.0191
Number of shares
outstanding at end of
period..................   2,149,791  2,165,793  2,159,379 2,140,529 2,170,449

Per share data and
ratios assuming no
waiver of advisory fees:
  Expenses..............                                                0.10
  Net investment income.                                                0.10
  Ratio of expenses to
   average net
   assets...............                                                0.74%
 Ratio of net
  investment income to
  average net assets....                                                0.83%

(A) In 2005, 0.19% of the trust's total return consists of a gain on an investment not meeting the fund's SRI investment guidelines. Excluding those items, total return would have been 3.63%.




   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
COMMON STOCK - 99.92%
             Advertising Industry -- 0.49%
    1,300    Monster Worldwide Incorporated*.................... $    60,632
    1,200    Omnicom Group......................................     125,448
                                                                 -----------
                                                                     186,080
                                                                 -----------

             Aerospace/Defense Industry -- 0.03%
      200    Rockwell Automation Incorporated...................      12,216
                                                                 -----------

             Air Transport Industry -- 0.16%
    4,050    Southwest Airlines Company.........................      62,046
                                                                 -----------

             Auto Parts (OEM) Industry -- 0.21%
      700    Arvinmeritor.......................................      12,761
      600    Superior Industries International..................      11,562
    1,300    Synovus Financial Corporation......................      40,079
    1,800    Visteon Corporation*...............................      15,264
                                                                 -----------
                                                                      79,666
                                                                 -----------

             Auto Parts (Replacement) Industry -- 2.10%
   16,850    Genuine Parts Company..............................     799,196
                                                                 -----------

             Bank Industry -- 12.00%
    5,100    BB&T Corporation...................................     224,043
   30,906    Bank of America Corporation........................   1,650,071
    3,000    Bank of New York Company Incorporated..............     118,110
      900    Capital One Financial..............................      69,138
    3,200    Citigroup Incorporated.............................     178,240
    6,800    J.P. Morgan Chase & Company........................     328,440


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Bank Industry (Continued)
      600    Keycorp............................................      22,818
    1,100    M & T Bank Corporation.............................     134,376
    1,100    PNC Financial Services Group.......................      81,444
      900    State Street Corporation...........................      60,696
    1,500    Suntrust Banks.....................................     126,675
    8,200    Wachovia Corporation...............................     466,990
    6,104    Washington Mutual Incorporated.....................     277,671
   23,400    Wells Fargo and Company............................     832,104
                                                                 -----------
                                                                   4,570,816
                                                                 -----------

             Bank (Midwest) Industry -- 2.42%
    1,100    Comerica Incorporated..............................      64,548
    2,700    Fifth Third Bankcorp...............................     110,511
    5,400    Mellon Financial Group.............................     227,610
    3,700    National City Corporation..........................     135,272
    1,100    Northern Trust.....................................      66,759
    8,728    US Bankcorp........................................     315,866
                                                                 -----------
                                                                     920,566
                                                                 -----------

             Beverage (Soft Drink) Industry -- 0.11%
    2,000    Coca Cola Enterprises Incorporated.................      40,840
                                                                 -----------

             Biotechnology Research & Development Industry -
             0.10%
      800    Biogen Idec Incorporated*..........................      39,352
                                                                 -----------


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Business Services (Other) Industry -- 0.09%
    1,300    Convergys Corporation*.............................      30,914
      160    Idearc Incorporated*...............................       4,584
                                                                 -----------
                                                                      35,498
                                                                 -----------

             Chemical (Diversified) Industry -- 0.50%
    2,700    Air Products and Chemicals Incorporated............     189,756
                                                                 -----------

             Chemical (Specialty) Industry -- 0.49%
    2,600    Praxair Incorporated...............................     154,258
      400    Sigma Aldrich Corporation..........................      31,088
                                                                 -----------
                                                                     185,346
                                                                 -----------

             Communication Services (Diversified) Industry -- 0.72%
      638    Embarq Corporation.................................      33,533
   12,775    Sprint Nextel Corporation..........................     241,320
                                                                 -----------
                                                                     274,853
                                                                 -----------

             Computer Integrated Systems Design Industry --
             0.08%
      600    Fiserv Incorporated*...............................      31,452
                                                                 -----------

             Computer & Peripherals Industry -- 3.43%
    4,000    Apple Computer Incorporated*.......................     339,360
   10,500    Dell Incorporated*.................................     263,445
    7,400    EMC Corporation/Mass*..............................      97,680
   10,100    Hewlett Packard Company............................     416,019


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Computer & Peripherals Industry (Continued)
             Ingram Micro
    1,800    Incorporated*.........................                   36,738
   11,200    Sun Microsystems Incorporated*.....................      60,704
    6,125    Symbol Technologies Incorporated...................      91,508
                                                                 -----------
                                                                   1,305,454
                                                                 -----------

             Computer Networks Industry -- 0.18%
             Comverse Technology
    1,200    Incorporated*..................                          25,332
    1,100    Network Appliance Incorporated*....................      43,208
                                                                 -----------
                                                                      68,540
                                                                 -----------

             Computer Software & Services Industry -- 6.54%
    1,600    Adobe Systems Incorporated*........................      65,792
    2,600    Automatic Data Processing Incorporated.............     128,050
    2,550    CA Incorporated....................................      57,758
      400    Citrix Systems Incorporated*.......................      10,820
    3,000    Compuware Corporation*.............................      24,990
    3,685    First Data Corporation.............................      94,041
   52,600    Microsoft Corporation..............................   1,570,636
    1,800    Nvidia Corporation*................................      66,618
   27,529    Oracle Corporation*................................     471,847
                                                                 -----------
                                                                   2,490,552
                                                                 -----------

             Consumer & Business Services Industry -- 0.23%
    1,500    Paychex Incorporated...............................      59,310
      800    Robert Half International Incorporated.............      29,696
                                                                 -----------
                                                                      89,006
                                                                 -----------


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Diversified Company Industry -- 0.58%
    2,100    Hillenbrand Industries.............................     119,553
    2,500    Service Corporation International..................      25,625
    1,700    Thermo Fisher Scientific Incorporated*.............      76,993
                                                                 -----------
                                                                     222,171
                                                                 -----------

             Drug Industry -- 3.62%
    3,200    AmerisourceBergen Corporation......................     143,872
    4,600    Amgen Incorporated*................................     314,226
    4,400    Eli Lilly and Company..............................     229,240
    4,200    Forest Labs Incorporated*..........................     212,520
      700    Genzyme Corporation - General Division*............      43,106
    1,049    Medco Health Solutions Incorporated*...............      56,059
    8,700    Merck and Company Incorporated.....................     379,320
                                                                 -----------
                                                                   1,378,343
                                                                 -----------

             Drugstore Industry -- 1.49%
    2,200    Longs Drugstores Corporation.......................      93,236
   10,300    Walgreen Company...................................     472,667
                                                                 -----------
                                                                     565,903
                                                                 -----------

             Electric Utility (West) Industry -- 0.47%
    7,000    Puget Energy Incorporated..........................     177,520
                                                                 -----------

             Electrical Equipment Industry -- 1.09%
    1,600    Avnet Incorporated*................................      40,848
    2,300    Corning Incorporated*..............................      43,033


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Electrical Equipment Industry (Continued)
    3,600    Emerson Electric Company...........................     158,652
    1,600    Grainger, WW Incorporated..........................     111,904
    1,600    Maxim Integrated Products..........................      48,992
      600    Qlogic Corporation*................................      13,152
                                                                 -----------
                                                                     416,581
                                                                 -----------

             Electric and Other Utility Services Combined
             Industry -- 0.09%
    2,100    Sierra Pacific Resources Incorporated*.............      35,343
                                                                 -----------

             Electronics Industry -- 0.11%
      900    Thomas and Betts Corporation*......................      42,552
                                                                 -----------

             Entertainment Industry -- 0.07%
      800    Univision Communications*..........................      28,336
                                                                 -----------

             Environmental Industry -- 0.44%
    5,500    AutoNation Incorporated*...........................     117,260
    1,000    Flowserve Corporation*.............................      50,470
                                                                 -----------
                                                                     167,730
                                                                 -----------

             Financial Services Industry -- 5.48%
    7,800    American Express Company...........................     473,226
    1,560    Ameriprise Financial Incorporated..................      85,020
    1,700    Deluxe Corporation.................................      42,840
    3,400    Franklin Resources Incorporated....................     374,578
    2,000    H&R Block Incorporated.............................      46,080
      900    Janus Capital......................................      19,431
    6,040    Morgan Stanley.....................................     491,837


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Financial Services Industry (Continued)
      800    T Rowe Price.......................................      35,016
    2,100    Prudential Financial...............................     180,306
   17,550    Schwab (Chas) Corporation..........................     339,417
                                                                 -----------
                                                                   2,087,751
                                                                 -----------

             Food Processing Industry -- 2.69%
    1,100    Campbell Soup......................................      42,779
    4,400    General Mills Incorporated.........................     253,440
    8,800    The Hershey Company................................     438,240
    3,100    Kellogg Company....................................     155,186
    2,100    William Wrigley Jr. Company*.......................     108,612
      525    William Wrigley Jr. Company Class B................      26,985
                                                                 -----------
                                                                   1,025,242
                                                                 -----------

             Food Wholesalers Industry -- 1.18%
      300    Supervalu Incorporated.............................      10,725
   11,900    Sysco Corporation..................................     437,444
                                                                 -----------
                                                                     448,169
                                                                 -----------

             Foreign Telecommunication Industry -- 0.07%
    1,040    Nortel Networks Corporation*.......................      27,799
                                                                 -----------

             Furniture/Home Furnishings Industry -- 0.09%
    1,400    Leggett & Platt....................................      33,460
                                                                 -----------

             Healthcare Information Systems Industry -- 0.48%
    3,600    McKesson HBOC Incorporated.........................     182,520
                                                                 -----------


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Healthcare Plans Industry -- 0.31%
    1,500    WellPoint Incorporated*............................     118,035
                                                                 -----------

             Heavy Construction Industry -- 0.11%
    3,200    Global Industries Limited*.........................      41,728
                                                                 -----------

             Homebuilding Industry -- 0.08%
    1,200    D.R. Horton Incorporated...........................      31,788
                                                                 -----------

             Household Products Industry -- 1.59%
    1,982    Newell Rubbermaid Incorporated.....................      57,379
    8,500    Procter & Gamble Company...........................     546,295
                                                                 -----------
                                                                     603,674
                                                                 -----------

             Independent Oil & Gas Industry -- 0.61%
    2,600    Chesapeake Energy..................................      75,530
      700    EOG Resources......................................      43,715
    2,400    XTO Energy Incorporated............................     112,920
                                                                 -----------
                                                                     232,165
                                                                 -----------

             Industrial Services Industry -- 0.09%
    1,200    Nabors Industries Incorporated*....................      35,736
                                                                 -----------

             Insurance (Diversified) Industry -- 4.75%
   11,773    American International Group.......................     843,653
    2,008    Lincoln National Corporation.......................     133,331
    8,000    Lowe's Companies Incorporated......................     249,200
      600    MBIA Incorporated..................................      43,836


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Insurance (Diversified) Industry (Continued)
    1,500    MGIC Investment Corporation........................      93,810
    2,400    Marsh and McLennan Companies.......................      73,584
    4,213    St. Paul Travelers Companies.......................     226,196
    7,000    UnumProvident Corporation..........................     145,460
                                                                 -----------
                                                                   1,809,070
                                                                 -----------

             Insurance (Life) Industry - 0.24%
    2,000    AFLAC Incorporated.................................      92,000
                                                                 -----------

             Insurance (Property/Casualty) Industry -- 2.25%
    4,400    Allstate Corporation...............................     286,484
    1,100    American National Insurance........................     125,521
    1,800    Chubb Corporation..................................      95,238
      661    Cincinnati Financial...............................      29,950
    1,400    Hartford Financial Services Group..................     130,634
    6,000    Progressive Corporation............................     145,320
      700    Safeco Corporation.................................      43,785
                                                                 -----------
                                                                     856,932
                                                                 -----------

             Internet Auction Industry - 0.27%
    3,400    EBay Incorporated*.................................     102,238
                                                                 -----------

             Internet Software & Services Industry -- 0.23%
    4,149    Symantec Corporation*..............................      86,507
                                                                 -----------


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Machinery Industry -- 0.22%
      200    Snap On Incorporated...............................       9,528
    1,500    Stanley Works......................................      75,435
                                                                 -----------
                                                                      84,963
                                                                 -----------

             Machinery (Construction & Mining) Industry --
             0.78%
    1,600    Caterpillar Incorporated...........................      98,128
    2,100    Deere and Company..................................     199,647
                                                                 -----------
                                                                     297,775
                                                                 -----------

             Manufacturing (Communication/Industrial
             Products) Industry - 0.03%
      587    JDS Uniphase*......................................       9,779
                                                                 -----------

             Manufacturing (General Electronics) -- 0.43%
    2,100    American Power Conversion..........................      64,239
    3,125    Molex Incorporated.................................      98,844
                                                                 -----------
                                                                     163,083
                                                                 -----------

             Management Services Industry -- 0.02%
      338    Gartner Incorporated*..............................       6,689
                                                                 -----------

             Manufacturing (General) Industry -- 0.39%
    1,800    Diebold Incorporated...............................      83,880
      900    Lexmark International*.............................      65,844
                                                                 -----------
                                                                     149,724
                                                                 -----------


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Medical (Clinical Supplies & Services) Industry
             -- 0.19%
      400    Laboratory Corporation*............................      29,388
      800    Quest Diagnostics Incorporated.....................      42,400
                                                                 -----------
                                                                      71,788
                                                                 -----------

             Medical Services Industry -- 1.49%
    2,600    IMS Health.........................................      71,448
    9,200    Unitedhealth Group Incorporated....................     494,316
                                                                 -----------
                                                                     565,764
                                                                 -----------

             Medical Supplies Industry -- 4.62%
    8,100    Abbott Laboratories................................     394,551
    2,200    Baxter International Incorporated..................     102,058
      700    Becton Dickinson and Company.......................      49,105
    3,475    Biomet Incorporated................................     143,413
    6,479    Boston Scientific Corporation*.....................     111,309
      500    Cardinal Health Incorporated.......................      32,215
    7,600    Medtronic Incorporated.............................     406,676
    9,400    Stryker Corporation................................     518,034
                                                                 -----------
                                                                   1,757,361
                                                                 -----------

             Metal Fabricating Industry -- 1.14%
    9,400    Illinois Tool Works Incorporated...................     434,186
                                                                 -----------

             Natural Gas (Distribution) Industry -- 0.39%
    4,600    WGL Holdings.......................................     149,868
                                                                 -----------

             Natural Gas (Diversified) Industry -- 0.60%
    5,500    Keyspan Corporation................................     226,490
                                                                 -----------


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Newspaper Industry -- 0.49%
    2,500    Gannett Incorporated...............................     151,150
    1,190    Tribune Company....................................      36,628
                                                                 -----------
                                                                     187,778
                                                                 -----------

             Office Equipment & Supplies Industry -- 0.97%
    2,300    Ikon Office Solutions Incorporated.................      37,651
    1,000    Office Depot Incorporated*.........................      38,170
    5,000    Pitney Bowes Incorporated..........................     230,950
    1,050    Staples Incorporated...............................      28,035
    2,100    Xerox Corporation*.................................      35,595
                                                                 -----------
                                                                     370,401
                                                                 -----------

             Oil Exploration Industry -- 0.02%
      212    Cimarex Energy Company.............................       7,738
                                                                 -----------

             Oil and Gas Refining & Marketing Industry --
             0.12%
      900    Hess Corporation...................................      44,613
                                                                 -----------

             Oil & Gas Equipment & Services Industry -- 0.06%
      400    Cameron International Corporation*.................      21,220
                                                                 -----------

             Oilfield Services/Equipment Industry -- 1.32%
    1,200    Baker Hughes Incorporated..........................      89,592
      400    Ensco International Incorporated...................      20,024
    1,266    Global Santa Fe Corporation........................      74,504
      800    Helmerich and Payne Incorporated...................      19,576
      595    National-Oil Well Incorporated*....................      36,402
      600    Noble Corporation..................................      45,690


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Oilfield Services/Equipment Industry (Continued)
      700    Rowan Companies Incorporated.......................      23,240
    1,936    Transocean Incorporated*...........................     156,603
      900    Weatherford International Limited*.................      37,611
                                                                 -----------
                                                                     503,242
                                                                 -----------

             Packaging & Container Industry -- 1.16%
    3,100    Aptargroup Incorporated............................     183,024
    1,800    Bemis Company Incorporated.........................      61,164
    2,700    Sealed Air Corporation.............................     175,284
      550    Sonoco Products Company............................      20,933
                                                                 -----------
                                                                     440,405
                                                                 -----------

             Paper & Forest Products Industry -- 0.18%
       48    Kadant Incorporated*...............................       1,170
    1,700    Plum Creek Timber..................................      67,745
                                                                 -----------
                                                                      68,915
                                                                 -----------

             Personal Services -- 0.22%
    3,685    Western Union Company..............................      82,618
                                                                 -----------

             Petroleum (Integrated) Industry -- 2.03%
    9,516    Devon Energy Corporation...........................     638,333
    2,400    Murphy Oil Corporation.............................     122,040
      200    Sunoco Incorporated................................      12,472
                                                                 -----------
                                                                     772,845
                                                                 -----------


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Petroleum (Producing) Industry -- 1.72%
   11,328    Anadarko Petroleum Corporation.....................     492,995
    2,000    Apache Corporation.................................     133,020
      600    Pogo Producing Company.............................      29,064
                                                                 -----------
                                                                     655,079
                                                                 -----------

             Pharmaceutical Research and Development Industry --
             0.17%
      700    Gilead Sciences Incorporated*......................      45,451
      580    Hospira Incorporated*..............................      19,476
                                                                 -----------
                                                                      64,927
                                                                 -----------

             Publishing Industry -- 0.36%
    2,000    Mcgraw Hill Company Incorporated...................     136,040
                                                                 -----------

             Railroad Industry -- 0.97%
    4,600    CSX Corporation....................................     158,378
    4,200    Norfolk Southern Corporation.......................     211,218
                                                                 -----------
                                                                     369,596
                                                                 -----------

             Real Estate Investment Trust Industry -- 0.67%
    5,300    Equity Office Properties...........................     255,301
                                                                 -----------

             Real Estate (Other) Industry -- 1.32%
    8,600    AMB Property.......................................     504,046
                                                                 -----------

             Recreation Industry -- 0.03%
    2,000    Six Flags Incorporated*............................      10,480
                                                                 -----------


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Rental & Leasing Industry -- 0.08%
    1,200    United Rentals*....................................      30,516
                                                                 -----------

             Restaurant Industry -- 0.19%
      700    Darden Restaurants Incorporated....................      28,119
    1,000    McDonalds Corporation..............................      44,330
                                                                 -----------
                                                                      72,449
                                                                 -----------
             Retail Building Supply Industry -- 1.31%
   12,400    Home Depot Incorporated............................     497,984
                                                                 -----------

             Retail (Special Lines) Industry -- 0.11%
             Tiffany &
    1,100    Company..................................                43,164
                                                                 -----------

             Retail (Televisions, Radios, and Electronics)
             Industry -- 0.33%
    1,575    Best Buy...........................................      77,474
    2,500    Circuit City Corporation...........................      47,450
                                                                 -----------
                                                                     124,924
                                                                 -----------

             Retail Store Industry -- 1.69%
    2,100    American Eagle Outfitters Incorporated.............      65,541
      800    BJ's Wholesale Club Incorporated*..................      24,888
    4,300    Borders Group Incorporated.........................      96,105
    3,200    CVS Corporation....................................      98,912
    2,176    Dollar General.....................................      34,925
    8,400    Federated Department Stores........................     320,292
      100    Foot Locker Incorporated...........................       2,193
                                                                 -----------
                                                                     642,856
                                                                 -----------


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Securities Brokerage Industry -- 1.41%
      700    Goldman Sachs Group................................     139,545
    4,200    Merrill Lynch and Company Incorporated.............     391,020
       87    Piper Jaffray Companies*...........................       5,668
                                                                 -----------
                                                                     536,233
                                                                 -----------

             Semiconductor Industry -- 2.15%
    1,800    Altera Corporation*................................      35,424
    2,200    Analog Devices Incorporated........................      72,314
    1,800    Broadcom Corporation*..............................      58,158
   21,500    Intel Corporation..................................     435,375
    1,800    LSI Logic*.........................................      16,200
    2,200    Micron Technology Incorporated*....................      30,712
    1,800    National Semiconductor Company.....................      40,860
    3,300    Texas Instruments..................................      95,040
    1,500    Xilinx Incorporated................................      35,715
                                                                 -----------
                                                                     819,798
                                                                 -----------

             Semiconductor Capital Equipment Industry --
             0.45%
    5,900    Applied Materials Incorporated.....................     108,855
    1,000    KLA-Tencor Corporation.............................      49,750
      400    Novellus Systems Incorporated*.....................      13,768
                                                                 -----------
                                                                     172,373
                                                                 -----------

             Specialty Eateries Industry -- 0.13%
    1,400    Starbucks Corporation*.............................      49,588
                                                                 -----------

             Technology (Information) Services -- 0.48%
      400    Google Incorporated Class A*.......................     184,192
                                                                 -----------


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Telecommunication Equipment Industry -- 1.82%
      111    Agilent Technologies Incorporated*.................       3,868
   24,700    Cisco Systems Incorporated*........................     675,051
    1,400    Tellabs Incorporated*..............................      14,364
                                                                 -----------
                                                                     693,283
                                                                 -----------

             Telecommunication Services Industry -- 4.28%
   19,813    A T & T Corporation................................     708,315
    1,800    Alltel Corporation.................................     108,864
   10,700    Bellsouth Corporation..............................     504,077
    3,800    Comcast Corporation Class A*.......................     160,854
    3,200    Verizon Communications.............................     119,168
    1,861    Windstream Corporation.............................      26,463
                                                                 -----------
                                                                   1,627,741
                                                                 -----------

             Thrift Industry -- 2.50%
    4,300    Federal Home Loan Mortgage Association.............     291,970
   11,100    Federal National Mortgage Association*.............     659,229
                                                                 -----------
                                                                     951,199
                                                                 -----------

             Toiletries/Cosmetics Industry -- 0.54%
    6,200    Avon Products Incorporated.........................     204,848
                                                                 -----------

             Transportation Industry -- 0.57%
    3,100    Harley-Davidson Incorporated.......................     218,457
                                                                 -----------


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2006

                                   (Continued)


                                                                      Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Transportation Services (Not Elsewhere
             Classified) Industry -- 1.41%

    1,278    Sabre Holdings Corporation.........................      40,756
    6,600    United Parcel Service..............................     494,868
                                                                 -----------
                                                                     535,624
                                                                 -----------

             Total common stocks (cost $23,270,177).............  38,048,471
                                                                 -----------

CASH & OTHER ASSETS, LESS LIABILITIES - 0.08%.................        30,469
                                                                 -----------

Total Net Assets..............................................   $38,078,940
                                                                 ===========


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006



1. Significant accounting policies:
   Principled Equity Market Fund, a Massachusetts business trust (the "Trust"), is registered under the Investment Company Act of 1940, as amended, as a diversified, closed-end investment management company. The following is a summary of significant accounting policies followed by the Trust which are in conformity with those generally accepted in the United States of America's investment company industry. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
   A. Investment securities-- Security transactions are recorded on the date the investments are purchased or sold. Each day securities traded on national security exchanges are valued at the last sale price on the primary exchange on which they are listed, or if there has been no sale, at the current bid price. Other securities for which market quotations are readily available are valued at the last known sales price, or, if unavailable, the known current bid price which most nearly represents current market value. Temporary cash investments are stated at cost, which approximates market value. Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Gains and losses from sales of investments are calculated using the "identified cost" method for both financial reporting and federal income tax purposes.
   B. Income Taxes-- The Trust has elected to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute each year all of its taxable income to its shareholders. No provision for federal income taxes is necessary since the Trust intends to qualify for and elect the special tax treatment afforded a "regulated investment company" under subchapter M of the Internal Revenue Code.
     Income and capital gains distributions are determined in accordance with federal tax regulations and may differ from those determined in accordance with accounting principles generally accepted in the United States of America. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences do not require such reclassification.
   C. Capital Stock-- The Trust records the sales and redemptions of its capital stock on trade date.
2. Tax basis of investments:
   At December 31, 2006 the total cost of investments for federal income tax purposes was identical to the total cost on a financial reporting basis. Aggregate gross unrealized appreciation in investments in which there was an excess of market value over tax cost was $15,384,505. Aggregate gross unrealized depreciation in investments in which there was an excess of tax cost over market value was $606,210. Net unrealized appreciation in investments at December 31, 2006 was $14,778,295. The Trust had post-October capital losses of $169,474 for the year ended December 31, 2006.

                          PRINCIPLED EQUITY MARKET FUND

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

                                   (Continued)


   At December 31, 2006, the Trust had capital loss carryforwards with an expiration date of 2011 of $1,103,167.
3. Investment advisory and sub-advisory agreements:
   The Trust has entered into an Investment Advisory Agreement with F.L. Putnam Investment Management Company ("F.L. Putnam" or the "Adviser") and a Sub-Advisory Agreement with PanAgora Asset Management, Inc. ("PanAgora" or the "Sub-Advisor").
   The Advisory Agreement provides that F.L. Putnam will be responsible for overall management of the Trust's activities, will supervise the provision of administrative and professional services to the Trust, will provide all necessary facilities, equipment, personnel and office space to the Trust, and will provide the Sub-Advisor with a list of acceptable securities from which to select and effect investments for the Trust's portfolio.
   The Sub-Advisory Agreement provides that PanAgora will be responsible for investment of the Trust's securities portfolio using the list of securities provided by F.L. Putnam. The agreements provide that the Trust will pay F.L. Putnam 1/4 of 1 percent (0.25%) of the Trust's average monthly net assets per year, of which F.L. Putnam will pay 60 percent or 15/100 of 1 percent (0.15%) to PanAgora, leaving F.L. Putnam with a net fee of 1/10 of 1 percent (0.10%). For the year ended December 31, 2006, the Trust paid to F.L. Putnam $35,628, and to PanAgora $53,442, in investment advisory fees. F.L. Putnam, whose parent provided the necessary capital to establish the Trust, waived its total management fees from the inception of the Trust on December 20, 1996 through March 15, 2002 in order to assist the Trust in commencing operations. On March 15, 2002, the Board of Trustees authorized F.L. Putnam to begin receiving compensation for its services, and F.L. Putnam has received such compensation from that time.
   At December 31, 2006, investment advisory fees of $22,317 were due and were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities. Of this amount $8,927 was due to F.L. Putnam and $13,390 was due to PanAgora.
4. Independent Registered Public Accountant, Administration and Transfer Agent services:
   Livingston & Haynes, P.C. serves as independent registered public accountant to the Trust. For the year ended December 31, 2006, the Trust incurred fees of $17,415 for audit and accounting fees. At December 31, 2006, audit and accounting fees of $17,490 were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities.
   The Trust has entered into an agreement with Cardinal Investment Services, Incorporated for administrative, transfer agent and dividend disbursing agent services. Annual fees for these services are $40,000. At December 31, 2006, administrative and transfer fees of $3,443 were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities.
5. Related parties:
   David W.C. Putnam, the President, Secretary and a trustee of the Trust, is also a director and an indirect beneficial owner of the parent of the Trust's investment adviser.

                          PRINCIPLED EQUITY MARKET FUND

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

                                   (Continued)


   Christopher Y. Williams, the Chief Compliance Officer of the Trust, is also the President of Cardinal Investment Services, Incorporated, the Trust's administrator and transfer agent. No amounts were paid by the Trust for his services as Chief Compliance Officer for the year ended December 31, 2006.
6. Purchases and sales:
   Aggregate cost of purchases and the proceeds from sales and maturities on investments for the year ended December 31, 2006 were:
     Cost of securities acquired:
       U.S. Government and investments backed by such
        securities......................................    $            --
       Other investments................................          1,702,376
                                                            ---------------
                                                            $     1,702,376
                                                            ===============

     Proceeds from sales and maturities:
       U.S. Government and investments backed by such
        securities......................................    $            --
       Other investments................................          1,831,465
                                                            ---------------
                                                            $     1,831,465
                                                            ===============
7. Certain Transactions:
   It is the Trust's intention, as authorized by its Board of Trustees, to repurchase on the Chicago Stock Exchange shares of common stock of the Trust from time to time in such amounts as determined by the Trustees to be in the best interests of the Trust and its shareholders at a price no higher than the current net asset value of such shares.
8. Distribution to Shareholders:
   On December 3, 2006, a distribution of $0.17 per share was declared. The dividend was paid on December 26, 2006 to shareholders of record on December 20, 2006. The tax character of distributions paid during 2006 and 2005 was as follows:
                                                         2006       2005
                                                         ----       ----
       Distributions paid from:
          Ordinary income......................... $   366,141  $  324,779
                                                   ===========  ==========
9. Investment Restrictions:
   In seeking to achieve its investment objective, the Trust purchases "acceptable" securities, identified as such by the Manager, that will, in the Sub-Adviser's opinion, contribute to this goal. In February 2005, the Trust's compliance officer determined that two unacceptable securities had been purchased by the Trust's sub-advisor. The Board of Trustees was notified of his findings, and the two securities were subsequently sold on March 21, 2005 for a realized gain of $75,683.

                          PRINCIPLED EQUITY MARKET FUND


                               OFFICERS & TRUSTEES

HOWARD R. BUCKLEY                                Trustee
Born: April 24, 1937
President, Chief Executive Officer and
Director, (Retired) Mercy Health
System of Maine

SISTER ANNE MARY DONOVAN                         Trustee
Born: March 31, 1941
Treasurer, Emmanuel College

LORING E. HART, P.H.D.                           Trustee
Born: September 22, 1924
President (Retired), St. Joseph's College

SISTER MARY LABOURE MORIN                        Trustee
Born: November 17, 1931
Former President, Regional Community of
Portland, Sisters of Mercy of the Americas

DAVID W.C. PUTNAM                                President, Secretary
Born: October 8, 1939                            and Trustee
President
F.L. Putnam Securities Company, Incorporated

REV. MSGR. VINCENT TATARCZUK                     Trustee
Born: April 12, 1925
Chancellor (Retired), Diocese of Portland

GEORGE A. VIOLIN, M.D., F.A.C.S.                 Trustee
Born:February 21, 1944
Physician; Principal, Ambulatory
Surgical Centers of America, L.L.C.

CHRISTOPHER Y. WILLIAMS                          Chief Compliance Officer,Asst.
President, Cardinal Investment Servies, Inc.     Secretary and Asst. Treasurer

REV. MR. JOEL M. ZIFF                            Independent Chairman and
Born: October 10, 1932                           Trustee; Chairman of Audit
Director of Finance, Sisters of Mercy            Committee
of the Americas Mid-Atlantic Community, Inc.


The address for each officer and trustee shown above is 114 Ann Lee Road, Harvard, MA 01451

                          PRINCIPLED EQUITY MARKET FUND




REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders and Trustees of Principled Equity Market Fund:


We have audited the accompanying statement of assets and liabilities of Principled Equity Market Fund (a Massachusetts business trust), including the schedule of investments, as of December 31, 2006, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2006 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Principled Equity Market Fund as of December 31, 2006, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.



                                                 LIVINGSTON & HAYNES, P.C.


Wellesley, Massachusetts
January 19, 2007

                       This Page Intentionally Left Blank

                          PRINCIPLED EQUITY MARKET FUND


                               INVESTMENT ADVISER
                   F.L. Putnam Investment Management Company
               20 William Street, Wellesley, Massachusetts 02481
                                 (800) 344-3435

                                  SUB-ADVISOR
                         PanAgora Asset Management, Inc.
          260 Franklin Street, 22nd Floor, Boston, Massachusetts 02110

                                   CUSTODIAN
                         Investors Bank & Trust Company
               200 Clarendon Street, Boston, Massachusetts 02116

                         INDEPENDENT PUBLIC ACCOUNTANT
                            Livingston & Haynes, P.C.
           40 Grove Street, Suite 380, Wellesley, Massachusetts 02482

                        ADMINISTRATOR AND TRANSFER AGENT
                       Cardinal Investment Services, Inc.
                 114 Ann Lee Road, Harvard, Massachusetts 01612
                                 (978) 772-0052

                                 LEGAL COUNSEL
                             Thorp Reed & Armstrong
               One Oxford Center, Pittsburgh, Pennsylvania 15219

                              Sullivan & Worcester
              One Post Office Square, Boston, Massachusetts 02109





This report is not authorized for distribution to prospective investors in the Trust unless preceded or accompanied by an effective prospectus which includes information concerning the Trust's record or other pertinent information.